Exhibit 4.4

                                WARRANT NO. ____

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), SUCH STATE SECURITIES LAWS AS MAY BE APPLICABLE, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Void after 5:00 p.m., Phoenix, Arizona March 27, 2002.

Warrant to Purchase _______ Shares of Common Stock

                                    SERIES B

                        WARRANT TO PURCHASE COMMON STOCK

                                WATER CHEF, INC.

This is to Certify That, FOR VALUE RECEIVED,

or registered assigns ("Holder"), is entitled to purchase, subject to the provisions o(pound) this Warrant, from WATER CHEF, INC., a Delaware corporation ("Company"), at any time on or after March 27, 1997, and not later than 5:00 p.m., Phoenix, Arizona, time, on March 27, 2002, ________ shares of Common Stock, $.001 par value per share, of the Company ("Common Stock"), at a purchase price per share of $0.15. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. This Warrant may also be redeemed or called by the Company as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." The price at which this Warrant may be redeemed or called is hereinafter sometimes referred to as the "Call Price".

(a) Exercise of Warrant. Subject to the provisions of Section (1) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof', unless the date of exercise is a date on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant Certificate to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, and upon proper tender of payment therefor, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

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(b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

(c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

(1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(2) If the Common stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System ("NASDAQ") (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc. ("NASD") on the last business day prior to the date of the exercise of this Warrant; or

(3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

(d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not assignable or transferable except that it may be transferred by operation of law as a result of the death of any transferee to whom this Warrant may be transferred. Any such assignment shall be made by surrender of this Warrant to the Company with the Assignment For annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date, Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

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(e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f) Anti-Dilution Provisions.

(1) Adjustment of Number of Shares. Anything in this Section (f) to the contrary notwithstanding, in case the Company shall at any time issue shares of Common Stock, or securities convertible into shares of Common Stock, by way of dividend or other distribution on any stock of the Company, which convertible securities are both (i) issued without payment of consideration and (ii) convertible without payment of consideration, or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

(2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least three cents, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least six cents, such change in the Exercise Price shall thereupon be given effect.

(3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

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(4) Common Stock Defined. Whenever reference is made in this Section (f) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

(g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof; the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

(h) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if a spin-off of assets of the Company is to be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such spin-off is to take place and the date, if any, fixed, as of which the holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such spin-off.

(i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder(s) of this Warrant shall be given notice of such proposed action at approximately the same time and in substantially the same manner as notice thereof is given to the holders of the Company's Common Stock. If the proposed action is approved by the shareholders of all corporations or other entities constituent to the proposed action, the Holder(s) of this Warrant shall be so notified in writing by the Company by registered or certified mail and if this Warrant is thereupon exercised, the Holder(s) shall receive the same property and securities as are received by other holders of Common Stock of the Company. Thereupon, if not otherwise exercisable, this Warrant shall automatically become immediately exercisable. This Warrant shall become null and void if it is not exercised on or before the twentieth day following the dispatch of such notice, except that if such day is a Saturday, Sunday or legal holiday, then on the next business day following.

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(j) Dissolution. If at any time prior to the expiration of this Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause at least 30 days' notice to be mailed by certified mail to the registered Holder of this Warrant Certificate at his address as it appears on the books of the Company. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the Holder(s) of this Warranty may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock of the Company. In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid). Any Warrant not exercised prior to such time shall be null and void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

(k) Spin-Offs. If the Company spins-off a subsidiary or stock held in another corporation as an investment by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary or other corporation, the Holder(s) of this Warrant shall be given notice o(pound) such proposed action at approximately the same time and in substantially the same manner as notice thereof is given to the holders of the Company's Common Stock. If the proposed action is approved by the shareholders of all corporations or other entities constituent to the proposed action, the Holder(s) of this Warrant shall be so notified in writing by the Company by registered or certified mail and if this Warrant is thereupon exercised, the Holder(s) shall receive the same property and securities as are received by other holders of Common Stock of the Company. Thereupon, if not otherwise exercisable, this Warrant shall automatically become immediately exercisable. This Warrant shall become null and void if it is not exercised on or before the twentieth day following the dispatch of such notice, except that if such day is a Saturday, Sunday or legal holiday, then on the next business day following.

(l) Registration under the Securities Act of 1933.

(1) If the Company files a registration statement (defined herein to include a Notification under Regulation A) under the Act at any time after the date of this Warrant, and on or before 5:00 p.m. Phoenix, Arizona time on May 5, 2002, which relates to a current offering of securities of the Company (except in connection with an offering to employees, a stock option or employee benefit plan, an exchange offer, or an offer to acquire assets) such registration statement and the prospectus included therein shall also, at the written request to the Company by the Holder(s) of Warrants, or Warrant Stock acquired upon exercise of the Warrants and/or which may be acquired upon exercise of the Warrants and/or which may be acquired upon exercise of the Warrants, include and relate to, and meet the requirements of the Act with respect to, any public offering o(pound) the Warrant Stock so as to permit the public sale thereof in compliance with the Act. The Company shall give written notice to the Holder(s)

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of Series D Warrants and Common Stock issued on exercise of Series D Warrants, of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company, sixty (60) or more days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Holder(s) of such Warrants and Warrant Stock, thirty (30) or more days prior to the date specified in the notice, as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holder(s) shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holder(s), except that the Company shall pay such expenses as are contemplated to be paid by it under subsection
(4) of this Section.

Notwithstanding anything contained in this subsection (1) to the contrary, if any underwriter who is proposed to offer to the public the Company's Common Stock should object to and fail to proceed with the offering because the Warrant Stock is proposed to be included in the registration statement, the Company may proceed with the offering either including the number of Warrant shares which the underwriter will agree to include pro rata among the Warrant shares for which registration is sought or none if the underwriter refuses to proceed if any such shares included without registering the Warrant Stock; provided, however, the Company can legally file and does file a post-effective amendment to such registration statement, with the consent of said underwriter, within ninety (90) days of the effective date of such registration statement, allowing the selling stockholders to sell the remaining balance, or all, as the case may be, of their Warrant Stock pursuant to such registration statement.

(2) In each instance in which pursuant to subsection (1) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrant Stock, the Company shall:

(A) Supply to the Holder(s) intending to make a public distribution of their Warrant Stock, two executed copies of each registration statement or Notification and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as Water Chef, Inc. shall reasonably request.

(B) Cooperate in taking such action as may be necessary to register or qualify the Warrant Stock under such other securities laws or blue sky laws of such jurisdictions as Water Chef, Inc. and the Holder(s) shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the holders of such Warrant Stock to consummate such proposed sale or other disposition of the Warrant Stock in any such jurisdiction; provided, however, the Company shall not be required to qualify or register in any state or jurisdiction which would obligate any present security holder to subject their shares of the Company's Common Stock to any escrow other than such escrow as may be in effect as of the date hereof, or which would extend or enlarge upon any current escrow; provided, further, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

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(C) Keep effective for a period of thirty-six (36) months after the initial effectiveness thereof all such registrations or Notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period not to exceed said thirty-six (36) months - as may be necessary to permit the public sale or other disposition of such Warrant Stock by such holders.

(D) Indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder, any Warrant Stock, from and against any and all losses, claims, damages, and liabilities (including, but no limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement or Notification furnished pursuant to clause (A) of this subsection, or any prospectus or offering circular included therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such holder or underwriter within the meaning of the Act; provided, however, each such older, underwriter or controlling person shall at the same time indemnify the Company, its directors, each officer signing any registration statement or Notification or any amendment to any registration statement or Notification and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue or alleged untrue statement of a material fact contained in any registration statement or Notification or any amendment to any registration statement or Notification or prospectus or offering circular furnished pursuant to clause (A) of this subsection, or (iv) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such holder, underwriter or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such holder or underwriter or controlling person expressly for use therein. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect therefor) arising from the sale of any of such Warrant Stock by such underwriter to any person if such underwriter failed to send or give a copy of the prospectus or offering circular furnished pursuant to clause (A) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to Water Chef, Inc. and the Holder(s) pursuant to said clause (A), to such person with or prior to the written confirmation of the sale involved.

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(E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of this Warrant, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(3) The Company shall comply with the requirements of subsection (1) of this Section and shall pay all of the expenses of such offering. Expenses of the offering for purposes of this Section are defined to be and shall include all legal, accounting, engineering, printing, filing (including blue-sky filings) and NASD fees, out-of-pocket expenses incurred by Company-retained counsel, accountants, and engineers, and miscellaneous identified expenses. The Holder(s) selling shares of Common Stock in the offering shall, however, bear the cost of any separate counsel engaged to review the registration statement on behalf of or to advise the selling shareholders. Such expense including underwriting commissions, transfer taxes and underwriter's expense allowance attributable to the Warrant Stock, all of which shall be borne by the Warrant Holders selling shares in the offering.

The Company's obligations under said subsections (1) and (2) hereof shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of:

(A) Information as to the terms of such public offering furnished by or on behalf of each holder intending to make a public distribution of his or its Warrants or Warrant Stock; and

(B) Such other information as the Company may reasonably require from such holders, or arty underwriter for any o(pound) them, for inclusion in such registration statement or Notification or post-effective amendment.

(C) The Company's agreements with respect to the Warrants or Warrant Stock in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

(4) The Warrant Holder(s), to exercise registration rights pursuant to Section
(1), shall not be required to exercise their Warrants and may without exercising their Warrants request that the Warrant Stock be covered by an appropriate registration statement, including registration for the shelf pursuant to Rule 415 or any successor Rule.

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(m) Right of Company to Redeem or Call the Series B Warrant.

(a) Anything contained in this Warrant to the contrary notwithstanding, the Company shall have the right to redeem or call the Series B Warrants, of which this Warrant forms a part, then outstanding, at any time, and from time to time, subsequent to six (6) months from the date thereof following any continuous thirty (30) day period in which the price of the Common Stock of the Company shall continuously remain at or above Thirty Cents ($.30) per share, such price to be determined pursuant to paragraph (c)(1), (2) or (3), as applicable, at a Call Price of Five Cents ($.05) cash per Warrant Share represented by Series B Warrants called or redeemed.

(b) The Directors of the Company shall have the right in their sole, exclusive and absolute discretion to determine which, if any, and whether pro rate or by lot, of the Series B Wan-ants should be redeemed or called.

(c) The Directors of the Company shall cause written notice of redemption to be given as set forth in (d) below, to each registered holder o (pound) a Series B Warrant to be called or redeemed, at their respective addresses as they appear on the records of the Company, specifying the Warrant number(s) of the Warrant to be redeemed, the name and address of the Redemption Agent, as defined below, and the name and address of the transfer agent for the Series B Warrants. Such notice shall be mailed to said registered holders by first class, postage prepaid mail no later than the thirtieth day before the date fixed for redemption (the "Redemption Date"). The notice of redemption shall set forth the redemption price, the date set for redemption and the place where Series B Warrants shall be delivered.

(d) The Company shall appoint as its agent for the purpose of acting as redemption agent for the Series B Warrants, a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in the City of Phoenix, or such other place as shall have been designated by the Company, and having capital, surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000). Such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Company shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Company, to cause such notice of redemption to be duly mailed as above provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least two business days prior to the Redemption Date, for the pro rata benefit of the holders of the Series B Warrants so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

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(e) If notice of redemption shall have been given as hereinbefore provided, and the Company shall not default in the payment of the Redemption Price, then each holder of Series B Warrants called for redemption shall be entitled to all rights accorded by this Warrant until and including the date prior to the Redemption Date. If the Company shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of Series B Warrants called for redemption shall be entitled to all rights accorded by this Series B Warrant until and including the date prior to the date (the "Final Redemption Date") when the Company makes payment as aforesaid to the holders of the Series B Warrants. From and after the Redemption Date or, if the Company shall default in making payment as aforesaid, the Final Redemption Date, the Series B Warrants called for redemption shall no longer be deemed to be outstanding, and all rights of the holders or such Series B Warrants shall cease and terminate, except the right of the holders of such Series B Warrants, upon surrender thereof, to receive amounts to be paid hereunder. The deposits of monies in trust with the Redemption Agent shall be irrevocable except that the Company shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any Series B Warrants redeemed shall have no claim to such interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any Series B Warrants redeemed shall have no claim to such interest or other earnings, any balance of monies so deposited by the Company and unclaimed by the holders of the Series B Warrants entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the Series D Warrants entitled to the funds so repaid to the Company shall look only to the Company for such payment, without interest.

(n) Transfer to Comply with the Securities Act of 1933.

(1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (n) with respect to any resale or other disposition of such securities.

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(2) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to subsection (1) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Act, or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company.

(o) Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder at the address supplied by the Holder in the Subscription Agreement or if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at:

7707 E. Acoma Dr.
                                    Suite 109
                            Scottsdale, Arizona 85260
                          Attn: C. Gus Grant, Chairman

The Company may change its address by written notice to the then Holder(s) and may change its address by written notice to the Company.

(p) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to conflicts of laws principles thereof

DATED:   May 5, 1997                                 WATER CHEF, INC.

                                                     By:
                                                       -----------------------
                                                        C. Gus Grant, Chairman
                                                        of the Board


ATTEST:

Secretary

Date: May 5, 1997
[SEAL]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SUCH STATE LAWS, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE LAWS AND UPON OBTAINING AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION MAY BE MADE WITHOUT REGISTRATION OF THE SECURITIES UNDER THE 1933 ACT AND SUCH STATE LAWS, OR, WITH RESPECT TO FEDERAL SECURITIES LAWS ONLY, UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE 1933 ACT.



Warrant No.                                  Warrant to Purchase_________Shares
Date of Issuance: March 27, 1997
Date of Amendment: March 26, 2002



                                    SERIES B

                                 ALLONGE TO AND
                           AMENDMENT AND EXTENSION OF
                          COMMON STOCK PURCHASE WARRANT

                                WATER CHEF, INC.

Water Chef, Inc., a Delaware corporation (the "Company"), with an address at 1007 Glen Cove Avenue, Glen Head, New York, for value received, hereby certifies that pursuant to the Warrant to Purchase Water Chef, Inc. Series B Common Stock, dated March 27, 1997, affixed hereto, (the "Warrant") _______________, or registered assigns (the "Registered Holder"), is entitled to purchase from the Company, from time to time on or before the Expiration Date provided for in this Endorsement Allonge Amendment and Extension to the Warrant, up to ______ shares (as adjusted from time to time pursuant to the provisions of the Warrant) of the Company's common stock, $.001 par value per share ("Common Stock") for a purchase price of $0.15 per share (as adjusted from time to time pursuant to the provisions of the Warrant).

This Allonge to and Amendment and Extension of the Warrant is being issued pursuant to a Settlement Agreement dated as of _____________, 2002, among the Company and parties to a certain Legal Action for the purpose of resolving the Legal Action between the Company and _________________.

1. Ratification, Adoption and Confirmation of Warrant. Except as modified herein, the terms and provisions of the Warrant shall remain unchanged and shall be in full force and effect, and the Company hereby ratifies, adopts, confirms and approves all of the terms, provisions and conditions contained in the Warrant as amended herein.

2. Incorporation. This Allonge once attached to the Warrant shall become an inseparable part of the Warrant and shall be construed to be a part of the Warrant. The Warrant shall be incorporated herein as if set forth in full and shall be deemed an inseparable part hereof

3. Extension. The Warrant by its terms was to be void after 5:00 p.m. Phoenix, Arizona time on March 27, 2002. The term of exercise of the Warrant, subject to the Termination provisions of Paragraph 4, is hereby extended to on March 27, 2004 at 5:00 o'clock p.m. Eastern Standard time.

4. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (i) 5 o'clock p.m, March 27, 2004; (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition, provided that the Company has given not less than five (5) days prior written notice; (iii) the completion of the Call of the Warrants as provided in the Warrant; or (iv) liquidation of the Company.

5. Effective Time of Exercise. For the purpose of each exercise of this Warrant, such exercise shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

6. Registration under the Securities Act of 1933. The terms and conditions of the Warrant relating to the registration of the Warrants and Warrant Stock set forth at Paragraph (l) are hereby amended as follows:

(1) The registration rights granted in the Warrant are hereby extended for a period of two years and shall apply to any registration statement as defined in the Warrant which the Company may file on or before 5:00 o'clock p.m. Eastern Daylight Time on May 5, 2004.

(2) The provisions set forth in the second sub-paragraph of Paragraph (l) (1) are deleted and the following provision is substituted therefor:

Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Holder as a part of the written notice given pursuant to the preceding paragraph of this Section 1. In such event, the right of the Holder to registration pursuant to this Agreement shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Warrant Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares (including the Warrant Stock) to be underwritten, on a pro rata basis based on the total number of securities (including, without limitation, Warrant Stock) entitled to registration pursuant to any registration rights granted by the Company at the time of the filing of the registration statement; provided, however, that with respect to any public offering following the Initial Public Offering, the number of shares allocated among all Holders of Warrant Stock exercising their rights under this Warrant shall not be less than thirty percent (30%) of the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares. If any Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                                WATER CHEF, INC.

                           By _______________________
                             David Conway, President